Exhibit 99.1

Eco Innovation Group’s Spruce Construction to Renovate Major US Retailer Location

VAN NUYS, CA, February 24, 2022 /PRNewswire/ Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company developing new green energy solutions, is excited to announce that ECOX Spruce Construction, the Company’s green construction subsidiary, has been contracted to provide all services to renovate a retail location of a major U.S. merchandiser in Hyannis, Massachusetts.

The contract was awarded by a large project management firm engaged in the development, transformation, and maintenance of real estate in both the public and private sectors, to Edgar E. Aguilar of Blueprint Construction, the managing officer of ECOX Spruce Construction. Through a construction services contract with Aguilar and Blueprint Construction, ECOX fulfills all aspects of Blueprint’s active contractor and subcontractor agreements.

The Company began work in Hyannis on February 21st. ECOX’s management believes that ECOX Spruce Construction may be in a position to renovate additional retail locations for this merchandiser, with over 1,000 stores in North America, as well as other opportunities. The Company has set a goal of achieving $6 million in revenues from related projects in the 2022 fiscal year.

“ECOX Spruce Construction has the capacity to reach our financial target with our current pace of project acquisition. In January, we signed a commercial renovation contract with this project manager for a U.S. military base in California, this month we break ground on a commercial retail renovation, and we intend to continue acquiring and completing green construction projects,” stated Julia Otey-Raudes, CEO of Eco Innovation Group. “The end client here is an iconic Fortune 500 brand in the domestic U.S. retail market, and we are very excited to have broken ground on this project in February 2022.”

ECOX Spruce Construction, Inc., ECOX’s California subsidiary founded in January 2022, has applied for a General Contractor’s License in the state of California and is managed by Edgar E. Aguilar of Blueprint Construction, the Responsible Managing Officer of ECOX Spruce Construction. ECOX Spruce Construction is ECOX’s second green construction subsidiary, following the 2021 establishment of the Company’s Canadian construction company, Spruce Engineering and Construction of Alberta.

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders.

At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

View the Company’s new video Here.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media